UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2019

ANAPLAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38698	27-0897861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Hawthorne Street San Francisco, California		94105
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code: (415) 742-8199

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PLAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 25, 2019, David Chung, Controller and Chief Accounting Officer, as well as Anaplan, Inc.’s (the “Company”) principal accounting officer, notified the Company that, effective October 15, 2019, he will take a leave of absence of an undetermined duration for personal reasons and not as a result of any disagreement with the policies, practices or procedures of the Company including its controls or financially related matters.

On September 25, 2019, Gagan Dhingra, Senior Director of Finance for the Company since April 2019, was appointed acting Controller and Chief Accounting Officer, and will serve as the Company’s principal accounting officer, in each case effective October 15, 2019. Mr. Dhingra is a Certified Public Accountant. Prior to joining the Company, Mr. Dhingra served in a variety of roles with increasing responsibilities, most recently as Assistant Corporate Controller at Seagate Technology plc from October 2016 to April 2019. Mr. Dhingra also served as Director of Financial Reporting at McKesson Corporation from September 2013 to October 2016, and at Ernst & Young in various roles, including Senior Manager, from February 2012 to September 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANAPLAN, INC.

By:	/s/ DAVID H. MORTON, JR.
Name:	David H. Morton, Jr.
Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Date: September 27, 2019